Exhibit 5.1

To the Board of Directors
of Globant S.A.
37A, avenue J.F. Kennedy,
L-1855 Luxembourg
Grand Duchy of Luxembourg

Luxembourg, 28 May 2021

Your ref.: /
Our ref.: 017966-70011 / 34002878
Sophie.wagner@arendt.com
Tel.: (352) 40 78 78-253
Fax: (352) 40 78 04-634

GLOBANT S.A. – Form F-3 Registration Statement

Ladies and Gentlemen,

1.	Scope

We are acting as Luxembourg counsel for Globant S.A., a société anonyme, having its registered office at 37A, avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the Registre de Commerce et des Sociétés de Luxembourg (the “RCS”) under number B 173727, (the “Company”) in connection with the offering by the Company of 1,380,000 of its common shares (the “New Shares”), each with a nominal value of one U.S. dollar and twenty cents (U.S.$ 1.20) per share under the Registration Statement on Form F-3 (the “Registration Statement”) filed on 20 June 2018 with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and the filing of two prospectus supplements under Rule 424(b) under the Securities Act (the “Prospectus Supplements”).

2.	Documents

For the purpose of this opinion we have reviewed, and relied on the following documents:

(i)	an e-mail copy of the Registration Statement;

(ii)	an e-mail copy of the Prospectus Supplements;

(iii)	an electronic copy of the consolidated articles of association of the Company as at 17 May 2021;

(iv)	an electronic copy of the signed written resolutions of the board of directors of the Company dated 18 May 2021 on inter alia the offering of common shares of the Company and the issue of the New Shares (the “Resolutions 1”);

(v)	an electronic copy of the signed resolutions of the pricing committee of the Company dated 25 May 2021 determining inter alia (i) the number of New Shares to be issued and (ii) the offer and issue price of the New Shares (the “Resolutions 2”);

(vi)	an electronic copy of the signed resolutions of the authorized officer of the board of directors of the Company dated 28 May 2021 inter alia (i) acknowledging the Resolutions 2 and (ii) deciding the increase of the share capital of the Company and the issue of the New Shares within the authorized capital of the Company (the “Resolutions 3” and together with the Resolutions 1 and the Resolutions 2, the “Resolutions”);

(vii)	an electronic version of an excerpt from the RCS with respect to the Company dated 28 May 2021;

(viii)	an electronic version of a certificate of non-registration of a judicial decision (certificat de non-inscription d’une décision judiciaire) issued by the RCS in relation to the Company dated 28 May 2021 and certifying that as of 27 May 2021 no Luxembourg court decision as to inter alia the faillite, concordat préventif de faillite, gestion contrôlée, sursis de paiement, liquidation judiciaire (together, the “Luxembourg Insolvency Proceedings”) or foreign court decision as to faillite, concordat or other analogous procedures which have to be filed with the RCS in accordance with the law of 19 December 2002 on, inter alia, the RCS, as amended (the “Foreign Proceedings”) has been filed with the RCS in respect of the Company;

as well as such corporate records as have been disclosed to us and such certifications made to us, which we deemed necessary and appropriate as a basis for the opinions hereinafter expressed.

We have made an enquiry on the website of the Luxembourg Bar (Barreau de Luxembourg) (www.barreau.lu) on 28 May 2021 at 9.00 a.m. (CET) as to whether a faillite (bankruptcy) ruling has been issued against the Company by a court in Luxembourg and we have also made an enquiry in relation to the Company on the website of the RCS on 28 May 2021 at 9.00 a.m. (CET) as to whether Luxembourg Insolvency Proceedings, a decision of liquidation volontaire (voluntary liquidation), or any similar Foreign Proceedings, or a decision appointing an interim administrator (administrateur provisoire) have been filed with the RCS with respect to the Company (together, the “Searches”). At the time of the relevant Search, no court ruling declaring the Company subject to any Luxembourg Insolvency Proceedings or appointing an interim administrator (administrateur provisoire), and no similar Foreign Proceedings or decision of liquidation volontaire (voluntary liquidation) were on file with the RCS. It should be noted that such Searches are subject to disclaimers on the relevant websites, and do not reveal whether any such court ruling has been rendered, any such Foreign Proceeding commenced or decision taken which has not yet been registered or filed or does not yet appear on the relevant websites, or whether steps have been taken to declare the Company subject to any of the above proceedings or to decide a liquidation volontaire (voluntary liquidation). Thus, we cannot opine as to whether any such action has been initiated, court ruling rendered, Foreign Proceedings commenced or decision taken but not yet filed and published with the RCS. We have not made any enquiries other than those described in this section.

We express no opinion as to any laws other than the laws of the Grand Duchy of Luxembourg and this opinion is to be construed under Luxembourg law and is subject to the exclusive jurisdiction of the courts of Luxembourg.

3.	Assumptions

For the purposes of this opinion we have relied on the accuracy and completeness of the documents that we have reviewed and that they remain in full force and effect. We have furthermore assumed that all copies of documents that we have reviewed conform to the originals, that all originals are genuine and complete and that each signature is the genuine signature of the individual as signatory on the document. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed. We have assumed that the Shares will be issued against a payment in cash.

4.	Opinion

Based on the above assumptions and subject to the qualifications set out below, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

4.1	The Company is a validly existing société anonyme under the laws of the Grand Duchy of Luxembourg.

4.2	The New Shares being offered by the Company, once duly subscribed and fully paid and issued in accordance with the Registration Statement, the Prospectus Supplements and the Resolutions, will be validly issued, fully paid and non-assessable.

5.	Qualifications

This opinion speaks as of the date hereof. No obligation is assumed to update this opinion or to inform any person of any changes of law or other matters coming to our knowledge and occurring after the date hereof, which may affect this opinion in any respect.

This opinions is subject to all limitations by reason of national or foreign bankruptcy, insolvency, moratorium, controlled management, suspension of payment, fraudulent conveyance, general settlement of composition with creditors, general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally.

In this opinion Luxembourg legal concepts are expressed in English terms and not in their original French terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist in the laws of other jurisdictions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (as an exhibit to a Report of Foreign Private Issuer on Form 6-K that is incorporated by reference in the Registration Statement) and to use of our name under the heading “Legal Matters” and “Taxation” as regards the Grand Duchy of Luxembourg in the prospectus contained therein and in the Prospectus Supplements. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This Opinion is issued by and signed on behalf of Arendt & Medernach SA, admitted to practice in the Grand-Duchy of Luxembourg and registered on the list V of lawyers of the Luxembourg Bar.

Yours faithfully,

By and on behalf of Arendt & Medernach SA

Max Kremer

Partner

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